Exhibit 1

TRANSFER AND SALE AGREEMENT

TRANSFER AND SALE AGREEMENT (“Agreement”), dated as of September 26, 2013, between HGI Funding, LLC, a Delaware limited liability company (“HGI Funding”), and Five Island Asset Management LLC, a Delaware limited liability company (“FIAM”). Each of HGI Funding and FIAM referred to as a “Party” and collectively the “Parties.”

W I T N E S S E T H:

WHEREAS, FIAM wishes to sell to HGI Funding, and HGI Funding wishes to purchase from FIAM, all of FIAM’s right, title and interest in and to the following securities:

A.	104,545 shares of Series B Convertible Preferred Stock, together with all accrued dividends paid or payable thereon to date, of Frederick’s of Hollywood Group Inc. (the “Company”);

B.	That certain Common Stock Purchase Warrant to purchase 500,000 shares of the Company’s common stock at an initial exercise price of $0.45 per share, annexed hereto as Exhibit A;

C.	That certain Common Stock Purchase Warrant to purchase 500,000 shares of the Company’s common stock at an initial exercise price of $0.53 per share, annexed hereto as Exhibit B;

D.	That certain Common Stock Purchase Warrant to purchase 500,000 shares of the Company’s common stock at an initial exercise price of $0.60 per share, annexed hereto as Exhibit C;

E.	That certain Common Stock Purchase Warrant to purchase 1,897,500 shares of the Company’s common stock at an initial exercise price of $0.67 per share, annexed hereto as Exhibit D;

F.	That certain Common Stock Purchase Warrant to purchase 1,380,850 shares of the Company’s common stock at an initial exercise price of $1.21 per share, annexed hereto as Exhibit E; and

G.	That certain Common Stock Purchase Warrant to purchase 5,468,127 shares of the Company’s common stock at an initial exercise price of $0.01 per share, annexed hereto as Exhibit F.

The foregoing securities are referred to herein as the “FOH Securities”.

NOW, THEREFORE, to implement the foregoing and in consideration of the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Sale of FOH Securities. FIAM hereby agrees to sell, transfer, convey, assign and deliver to HGI Funding, and HGI Funding hereby agrees to purchase and accept, for an aggregate purchase price of $10,653,100, all of FIAM’s right, title and interest in and to the FOH Securities on the Closing Date. For purposes of this Agreement the “Closing Date” shall mean September 27, 2013.

2. Assignment of Voting Agreement. Contemporaneously with the execution of this Agreement, FIAM and HGI Funding are entering into a an assignment agreement, pursuant to which FIAM shall assign to HGI Funding all of its right, title and interest in and to that certain Voting Agreement, dated as of March 15, 2013, by and among FIAM, TTG Apparel, LLC, a Delaware limited liability company, Tokarz Investments, LLC, a Delaware limited liability company, Arsenal Group, LLC, a Delaware limited liability company and Fursa Alternative Strategies LLC, a Delaware limited liability company (the “Voting Agreement Assignment”). A duly executed copy of the Voting Agreement Assignment is attached hereto as Exhibit G.

3. Miscellaneous.

(a) Further Assurances. Each Party hereby agrees that, from time to time at the other’s request, it will execute and deliver such further instruments of conveyance, transfer and assignment or of assumption and release, as the case may be, and will take such action as the other may reasonably request in order to more fully give effect to and implement the transactions contemplated by this Agreement.

(c) Binding Effect; Benefits, Etc. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the Parties or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(d) Amendment. This Agreement may be amended, modified or supplemented only by a written instrument executed by the Parties.

(e) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any Party without the prior written consent of the other Parties hereto.

(f) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles or rules of conflicts of law to the extent such principles or rules are not mandatorily applicable by statute and would require the application of the laws of another jurisdiction).

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(g) Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(h) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

(i) Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof.

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IN WITNESS WHEREOF, the parties have duly executed this Transfer and Sale Agreement by their authorized representatives as of the date first written above.

HGI FUNDING, LLC

By:	/s/ Thomas A. Williams
	Name:	Thomas A. Williams
	Title:	Executive Vice President, Chief Financial Officer

FIVE ISLAND ASSET MANAGEMENT LLC

By:	/s/ Thomas A. Williams
	Name:	Thomas A. Williams
	Title:	Executive Vice President, Chief Financial Officer

[Signature Page to Transfer and Sale Agreement]

Exhibit A

ASSIGNMENT FORM

Common Stock Purchase Warrant to purchase 500,000 shares of the Company’s common stock at an initial exercise price of $0.45 per share

FOR VALUE RECEIVED, Five Island Asset Management LLC hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of shares of Common Stock covered thereby set forth below, unto:

Name of Assignee	Address	No. of Shares

HGI Funding, LLC	450 Park Avenue, 30th Floor, New York, NY 10022	500,000

Dated:	September 27, 2013

Signature:	/s/ Thomas A. Williams

Dated:	September 27, 2013

Witness:	/s/ Kostas Cheliotis

Exhibit B

ASSIGNMENT FORM

Common Stock Purchase Warrant to purchase 500,000 shares of the Company’s common stock at an initial exercise price of $0.53 per share

FOR VALUE RECEIVED, Five Island Asset Management LLC hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of shares of Common Stock covered thereby set forth below, unto:

Name of Assignee	Address	No. of Shares

HGI Funding, LLC	450 Park Avenue, 30th Floor, New York, NY 10022	500,000

Dated:	September 27, 2013

Signature:	/s/ Thomas A. Williams

Dated:	September 27, 2013

Witness:	/s/ Kostas Cheliotis

Exhibit C

ASSIGNMENT FORM

Common Stock Purchase Warrant to purchase 500,000 shares of the Company’s common stock at an initial exercise price of $0.60 per share

FOR VALUE RECEIVED, Five Island Asset Management LLC hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of shares of Common Stock covered thereby set forth below, unto:

Name of Assignee	Address	No. of Shares

HGI Funding, LLC	450 Park Avenue, 30th Floor, New York, NY 10022	500,000

Dated:	September 27, 2013

Signature:	/s/ Thomas A. Williams

Dated:	September 27, 2013

Witness:	/s/ Kostas Cheliotis

Exhibit D

ASSIGNMENT FORM

Common Stock Purchase Warrant to purchase 1,897,500 shares of the Company’s common stock at an initial exercise price of $0.67 per share

FOR VALUE RECEIVED, Five Island Asset Management LLC hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of shares of Common Stock covered thereby set forth below, unto:

Name of Assignee	Address	No. of Shares

HGI Funding, LLC	450 Park Avenue, 30th Floor, New York, NY 10022	1,818,000

Dated:	September 27, 2013

Signature:	/s/ Thomas A. Williams

Dated:	September 27, 2013

Witness:	/s/ Kostas Cheliotis

Exhibit E

ASSIGNMENT FORM

Common Stock Purchase Warrant to purchase 1,380,850 shares of the Company’s common stock at an initial exercise price of $1.21 per share

FOR VALUE RECEIVED, Five Island Asset Management LLC hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of shares of Common Stock covered thereby set forth below, unto:

Name of Assignee	Address	No. of Shares

HGI Funding, LLC	450 Park Avenue, 30th Floor, New York, NY 10022	1,380,850

Dated:	September 27, 2013

Signature:	/s/ Thomas A. Williams

Dated:	September 27, 2013

Witness:	/s/ Kostas Cheliotis

Exhibit F

ASSIGNMENT FORM

Common Stock Purchase Warrant to purchase 5,468,127 shares of the Company’s common stock at an initial exercise price of $0.01 per share

FOR VALUE RECEIVED, Five Island Asset Management LLC hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of shares of Common Stock covered thereby set forth below, unto:

Name of Assignee	Address	No. of Shares

HGI Funding, LLC	450 Park Avenue, 30th Floor, New York, NY 10022	5,468,127

Dated:	September 27, 2013

Signature:	/s/ Thomas A. Williams

Dated:	September 27, 2013

Witness:	/s/ Kostas Cheliotis

Exhibit G

Assignment of Voting Agreement